Exhibit 99.1

Kernel Group Holdings, Inc. Regains Compliance with Certain Nasdaq Listing Requirement

New York, September 1, 2023 –Kernel Group Holdings, Inc. (NASDAQ: KRNLU, KRNL, KRNLW the “Company” or “Kernel”) today announced that on September 1, 2023, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), confirming that the Company had regained compliance with Nasdaq Listing Rule 5620(a) which requires companies to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year (the “Annual Meeting Requirement”).

As previously disclosed, the Company was notified by the Listing Qualifications Department of Nasdaq that it did not comply with the Annual Meeting Requirement. Based on the Company’s Form 8-K filed on August 31, 2023, the Company’s definitive proxy statement was distributed on August 11, 2023, and its annual meeting of shareholders was held on August 31, 2023. Accordingly, the Listing Qualifications Department of Nasdaq has determined that the Company regained compliance with the Annual Meeting Requirement.

Contact:

hd@kernelcap.com